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                                                                   EXHIBIT 10.11

                   AMENDED AND RESTATED SHAREHOLDER AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of June 11, 2003, by and among WERNER HOLDING CO. (PA), INC., a Pennsylvania corporation (the "Company"), INVESTCORP INVESTMENT EQUITY LIMITED, a Cayman Islands corporation ("IIEL"), the other holders of shares of Class D Common Stock of the Company (IIEL and each such other holder individually a "Class D Shareholder" and collectively the "Class D Shareholders"), GREEN EQUITY INVESTORS III, L.P., a Delaware limited partnership ("GEI") the other holders of shares of Series A Preferred Stock of the Company (GEI and each other holder individually a "Preferred Holder" and collectively the "Preferred Holders") and the individuals listed on Schedule A hereto (individually a "Designated Shareholder" and collectively the "Designated Shareholders.") The Class D Shareholders, the Preferred Holders and the Designated Shareholders are hereinafter sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders."

                                 R E C I T A L S

         A. The Company, the Class D Shareholders, certain other stockholders of the Company (including certain Designated Shareholders) and GEI have entered into a Recapitalization and Stock Purchase Agreement (the "Recapitalization Agreement"), dated as of May 7, 2003, pursuant to which the Company will effect a recapitalization upon the terms and subject to the satisfaction or waiver of the conditions set forth therein (the "Recapitalization") and, among other things, amend and restate the Company's Articles of Incorporation to include a Statement with Respect to Shares authorizing the issuance of the Preferred Shares (the "Preferred Statement.")

         B. Pursuant to the Recapitalization Agreement, immediately after the consummation of the Recapitalization, the Designated Shareholders shall collectively own 627.3577 shares of Post-Recapitalization Class A Common Stock and 5278.3744 shares of Post-Recapitalization Class B Common Stock, the Class D Shareholders shall collectively own 603.3540 shares of Post-Recapitalization Class D Common Stock and the Preferred Holders shall collectively own 65,000 Preferred Shares.

         C. This Agreement is being entered into pursuant to the Recapitalization Agreement, and is intended to amend, restate and supersede the Shareholder Agreement, dated as of November 24, 1997 (the "1997 Agreement"), among the Company, the Designated Shareholders and the Class D Shareholders.

                                A G R E E M E N T

         NOW, THEREFORE, effective as of immediately following the Closing of the Recapitalization, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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         1.       Certain Definitions.

                  "Affiliate" means, with respect to any Person that is not an individual, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person will be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. A Person will be deemed to control a partnership if (a) such Person or a subsidiary of such Person, directly or indirectly, is the sole general partner or sole managing general partner of such partnership or (b) the only general partners of such partnership are such Person and/or subsidiaries of such Person. A Person will be deemed to control a limited liability company if (a) such person or a subsidiary of such Person is the manager or managing member of such limited liability company, or (b) all of the members of such limited liability company are such Person and/or subsidiaries of such Person.

                  "Common Shares" means shares of common stock of the Company and of the Class A, Class B, Class C, Class D, Class E and Class F common stock of the Company.

                  "Covered Shares" means Common Shares or Preferred Shares, as applicable.

                  "GEI Investors" means GEI and its Affiliates.

                  "Investcorp Investors" means Investcorp Bank B.S.C. and its Affiliates and any other investor with whom Investcorp Bank B.S.C. or any Affiliate thereof has an administrative relationship with respect to securities of the Company, including but not limited to the Class D Shareholders.

                  "Person" means an individual, limited or general partnership, joint venture, limited liability company, corporation, trust, estate, unincorporated organization, other entity or a government or any department or agency thereof.

                  "Preferred Shares" means shares of the Series A preferred stock of the Company.

                  "Qualified IPO" means the effectiveness after the Closing Date of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on any of Forms S-1, S-2, S-3 or any similar successor form covering any of the Common Shares, and the completion of a sale of such Common Shares thereunder, (i) for which aggregate gross proceeds exceed $125 million,
(ii) pursuant to which the offering price to the public per share of the Common Shares so offered is equal to or greater than (A) the aggregate Liquidation Preference (as defined in the Preferred Statement) , together with accrued but unpaid dividends, if any, including any Participating Dividends (as defined in the Preferred Statement) of the Preferred Shares then outstanding, divided by
(B) the total number of Conversion Shares (as defined in the Preferred Statement) issuable upon conversion of all Preferred Shares then outstanding,
(iii) following which the Company is, or becomes, a reporting company under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and
(iv) as a result of which the Common Shares are traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ Stock Market or is traded or quoted on any other national stock exchange.

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                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Recapitalization Agreement.

         2.       Corporate Governance.

                  (a)      Composition and Election of Board of Directors.

                           (i)      Immediately following the Recapitalization,
the Board of Directors of the Company (the "Board") shall have nine members (collectively, the "Directors" and, each individually, a "Director.") Upon and after the third anniversary of the Closing Date the Board shall have ten members. The Investcorp Investors shall have the right to designate not less than four Directors, the Designated Shareholders shall have the right to designate two Directors and the GEI Investors shall have: (A) until the third anniversary of the Closing Date, the right to designate two Directors and (B) on and after the third anniversary of the Closing Date, the right to designate three Directors. Upon implementation of this Agreement, the persons listed on Schedule B hereto shall be designated as Directors in accordance with this Section.

                           (ii)     Each Shareholder agrees to vote all equity
securities of the Company now or hereafter owned by it, to cause each of its Related Transferees to vote all equity securities of the Company now or hereafter owned by it and otherwise to use its reasonable best efforts, to:

                                    (A)      elect as Director the Chief
                  Executive Officer of the Company, and remove and replace such Director, with or without cause, if he or she shall for any reason cease to serve as the Chief Executive Officer of the Company;

                                    (B)      elect as Directors the persons
                  designated by the Investcorp Investors, the Designated Shareholders and the GEI Investors in accordance with Section 2(a)(i);

                                    (C)      remove, with or without cause, any
                  Director designated by a Shareholder in accordance with
                  Section 2(a)(i), if requested by such designating Shareholder;

                                    (D)      cause any vacancy among the
                  Directors created by the death, resignation, incapacity or removal of any Director designated by a Shareholder in accordance with Section 2(a)(i) to be filled by a replacement Director designated by such designating Shareholder;

                                    (E)      take such steps as may be necessary
                  to implement the provisions of Sections 5.1(b) and (c) of the Preferred Statement.

                  (b) Certain Governance Matters. The Company covenants and agrees that it shall not take any of the following actions without the approval of a majority of the Directors, which majority shall include at least one (1) Director designated by the Investcorp Investors and at least one (1) Director designated by the GEI Investors, and each of the Shareholders shall not cause or permit the Company to take any of the following actions without such approval:

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                           (i)      approve the annual operating budget of the
Company and its Subsidiaries;

                           (ii)     issue or sell any equity securities of the
Company, or options or other rights for the issuance or sale of any equity securities of the Company, except (A) upon conversion of the Preferred Shares or
(B) pursuant to stock incentive or compensation programs in effect as of the date hereof or approved by a majority of the Directors, which majority shall include at least one (1) Director designated by the Investcorp Investors and at least one (1) Director designated by the GEI Investors;

                           (iii)    refinance any existing indebtedness in
excess of $10 million, other than (A) renewal of the Receivables Purchase Agreement dated as of May 29, 1998 among Werner Funding Corporation, Werner Co., Market Street Funding Corporation and PNC Bank, National Association or (B) to fund a redemption of the Preferred Shares in accordance with the Preferred Statement;

                           (iv)     incur any additional indebtedness, other
than (A) indebtedness for working capital, in the amount of $10 million or less outstanding at any time during the term of this Agreement, (B) to finance Permitted Acquisitions (as defined below), (C) term and revolving indebtedness and letters of credit under the New Bank Facility, (D) intercompany indebtedness, (E) hedging obligations solely for the purpose of fixing or hedging interest rate, currency rate or commodity price risk, (F) to fund a redemption of the Preferred Shares in accordance with the Preferred Statement or
(G) the guarantee of any indebtedness permitted hereby;

                           (v)      declare or pay any dividends, other than
dividends payable pursuant to the Preferred Statement or dividends paid by a Subsidiary of the Company to the Company or a Subsidiary;

                           (vi)     repurchase any of the outstanding equity
securities of the Company, other than, except during any period after the occurrence of a Put Event pursuant to Section 7.1(a)(i)(C) of the Preferred Statement and prior to the redemption of any Preferred Shares as and when required pursuant to Section 7.2 of the Preferred Statement (any such period, a "Put Compliance Period") repurchases of shares of Class C common stock held by employees of the Company upon termination of their employment with the Company or its Subsidiaries, in a manner consistent with the Company's past practices; provided, that such repurchases shall not exceed more than $1 million in any twelve-month period;

                           (vii)    engage in any merger, consolidation,
reorganization, recapitalization or sale of all or substantially all of the assets of the Company, provided, however, that the Company may engage in such a transaction if (A) a majority of the Directors, excluding the Directors designated by the GEI Investors, approves such transaction and (B) the Company offers to repurchase all of the outstanding Preferred Shares as if such transaction constituted a Change of Control as defined in the Preferred Statement and (C) the Company repurchases the Preferred Shares if such offer is accepted by the Preferred Holders;

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                           (viii)   acquire any assets or business other than
(A) inventory and equipment acquired in the ordinary course of business in a manner consistent with the Company's past practices, and (B) except during any Put Compliance Period, Permitted Acquisitions. For purposes hereof, "Permitted Acquisitions" shall mean the acquisition of assets or businesses from Persons that are not Affiliates of the Company or any of the Shareholders; provided, that the aggregate value of the consideration paid for all such assets or businesses acquired shall not exceed $25 million during the term of this Agreement;

                           (ix)     engage in any new line of business or
materially modify the business plan of the Company;

                           (x)      execute any contract or commit to any
obligation in which the Company or any of its Subsidiaries incurs a total obligation in excess of $5 million, other than as expressly permitted in this
Section 2(b), in the ordinary course of business in a manner consistent with the past practices of the Company and its Subsidiaries, (A) contracts for the purchase of aluminum, (B) hedging obligations solely for the purpose of fixing or hedging interest rate, currency rate or commodity price risk and (C) renewals of insurance policies (and customary commitments or agreements related thereto) in effect on the date of this Agreement;

                           (xi)     make any assignment for the benefit of
creditors of the Company or any of its Subsidiaries or commence or authorize any proceedings by the Company or any of its Subsidiaries under any bankruptcy, reorganization, insolvency, receivership or other similar law or statute;

                           (xii)    enter into any transaction with an
Affiliate, other than (A) except during any Put Compliance Period, any transaction with an Affiliate not involving more than $250,000 in payments or
(B) except during any Put Compliance Period, any transaction or series of related transactions with an Affiliate not involving more than $250,000 in any twelve month period, in each case, other than payments to the Investcorp Investors or to the GEI Investors for annual management fees, consulting and advisory fees and related expenses, pursuant to agreements in effect on the date hereof that have been disclosed to GEI, without regard to any amendment or modification of such agreements after the date hereof;

                           (xiii)   increase or decrease the number of
Directors;

                           (xiv)    hire, including as a result of promotion,
any person as a member of the senior management of the Company or any of its Subsidiaries;

                           (xv)     enter into or amend in any material respect
any employment arrangement with any person that is a member of the senior management of the Company or any of its Subsidiaries; or

                           (xvi)    terminate or change in any material respect
the functions or duties of any person that is a member of the senior management of the Company or any of its Subsidiaries.

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                  (c)      GEI Drag-Along Sale.

                           (i)      If, upon delivery of a Put Notice pursuant
to Section 7.1(a) of the Preferred Statement, the Preferred Shares are not redeemed as and when required in accordance with the Preferred Statement, the GEI Investors determine to (x) sell all of the Preferred Shares then owned by the GEI Investors (the "Drag-Along Sellers") in one or more related transactions to a Person or Persons who are not affiliates of any of the Drag-Along Sellers (a "Third Party") (a "GEI Drag-Along Sale"), or (y) to effect a business combination of the Company with such Third Party or the sale or other disposition of all or substantially all of the assets of the Company to such Third Party (an "Acquisition Proposal") then, in any such case, upon the demand of the GEI Investors, each of the other Shareholders (a "Required Seller") shall be required (A) in the case of a GEI Drag-Along Sale, sell to such Third Party all of their shares of capital stock of the Company and all Common Stock Equivalents (as defined below) they hold in the Company on the same terms and subject to the same conditions as the Drag-Along Sellers (subject to the last sentence of this Section 2(c)(i)) or (B) in the case of an Acquisition Proposal that provides for substantially equal treatment of all holders of Covered Shares (subject to the last sentence of this Section 2(c)(i)), vote all of the Common Shares beneficially owned by such Shareholder in favor of such Acquisition Proposal and take all other necessary or desirable actions within their control (including, without limitation, by attending meetings in person or by proxy for the purpose of obtaining a quorum and executing of written consents in lieu of meetings), to cause the approval of such Acquisition Proposal. The Required Sellers acknowledge and agree that, in connection with any such GEI Drag-Along Sale, business combination or sale or other disposition of all or substantially all of the assets of the Company, the holders of the Preferred Shares will be entitled to be paid, out of the assets of the Company available for distribution or out of the proceeds of any GEI Drag-Along Sale, and before any distribution is made on any Common Shares or any consideration is received in exchange for any shares of Common Stock, an amount per Preferred Share equal to the greater of (a) the sum of (i) the Offer Price (as defined in the Preferred Statement) on the date of the GEI Drag-Along Sale or consummation of such business combination or sale or other disposition of all or substantially all of the assets of the Company plus (ii) any accrued but unpaid Preferred Dividends (as defined in the Preferred Statement) up to the date of the GEI Drag-Along Sale or consummation of such business combination or sale or other disposition of all or substantially all of the assets of the Company and (b) the aggregate amount per Preferred Share which such holder would have been paid if such holder had held the maximum number of Conversion Shares (as defined in the Preferred Statement) acquirable upon the complete conversion of such holder's Preferred Shares pursuant to Section 6.1 of the Preferred Statement immediately before the time and date of the determination of shareholders entitled to receive distributions from such GEI Drag-Along Sale or consummation of such business combination or sale or other disposition of all or substantially all of the assets of the Company.

                           (ii)     Drag-Along Notice. Prior to making any GEI
Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the "Drag-Along Notice") not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the GEI Drag-Along Sale (the "Drag-Along Sale Date"). On the date that is at least one business day before the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its Common Shares duly endorsed for transfer with signatures guaranteed, free and clear of any lien, claim, encumbrance, charge or security interest of any

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kind to such Third Party in the manner and at the address indicated in the
Drag-Along Notice against delivery of the purchase price for such Required Seller's Common Shares.

                           (iii)    Consideration. The provisions of this
Section 2(c) shall apply regardless of the form of consideration received by the Required Sellers, if any, in the GEI Drag-Along Sale, provided, that the Required Sellers shall receive the same form, and, subject to the last sentence of Section 2(c)(i), a pro rata portion of, the consideration received by the Drag-Along Sellers.

                           (iv)     Cooperation. The Required Sellers shall
cooperate in good faith with the Drag-Along Sellers in connection with the consummation of the GEI Drag-Along Sale, which cooperation shall include, without limitation, with respect to all Required Sellers, by executing a document containing substantially similar representations, warranties, indemnities and agreements as requested by the Drag-Along Sellers in connection with the Drag Along Sale, but in no case shall such representations, warranties, indemnities and agreements made by the Required Sellers be more restrictive than those made by the Drag-Along Sellers in connection with such GEI Drag-Along Sale. The GEI Investors hereby covenant to use good faith efforts in connection with any GEI Drag-Along Sale to achieve aggregate consideration that is fair, from a financial point of view, to the holders of the Common Stock and the Preferred Shares, in the aggregate, including the GEI Investors. In determining the fairness of the aggregate consideration in connection with any GEI Drag-Along Sale, no one will be required to consider any transaction that includes non-cash consideration for the Preferred Shares.

                           (v)      Advance Notice. At any time on or after
October 31, 2006, the GEI Investors may notify the Company that they intend to deliver a Put Notice pursuant to Section 7.1(a) of the Preferred Statement. Upon receipt of such notice, the Company will engage an investment banking firm and take such other steps as it determines are reasonably designed to effect a merger, consolidation, reorganization, recapitalization or sale of all or substantially all of the assets of the Company prior to June 30, 2007. Upon request of the GEI Investors, the Company will engage an additional investment banking firm designated by the GEI Investors to assist in such process.

         3.       Restrictions on Transfer of Securities.

                  (a) General. No Shareholder shall, directly or indirectly, transfer or otherwise dispose of any Covered Shares owned by such Shareholder, or any interest therein, except pursuant to a Permitted Transfer described in Section 3(b), unless such transfer or disposition is made in accordance with the applicable provisions of Sections 4, 5 and 6 of this Agreement. Any attempt by a Shareholder to effect a transfer or disposition in violation of this Agreement shall be void and ineffective for all purposes. The words "transfer" and "dispose" mean the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or voting rights or any other beneficial interests, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to any equity securities of the Company.

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                  (b)      Permitted Transfers. None of the restrictions
contained in this Agreement with respect to transfers of equity securities of the Company (other than those set forth in this Section 3(b) and Section 3(c)) shall apply:

                           (i) to any transfer (including any gift) by any Shareholder who is an individual to:

                                    (A)      such Shareholder's spouse or
                  children (collectively, "relatives");

                                    (B)      a trust of which there are no
                  beneficiaries other than one or more of such Shareholder and the relatives of such Shareholder;

                                    (C)      a partnership of which there are no
                  partners other than one or more of such Shareholder and the relatives of such Shareholder;

                                    (D)      a corporation of which there are no
                  shareholders other than one or more of such Shareholder and the relatives of such Shareholder;

                                    (E)      a legal representative or guardian
                  of such Shareholder or a relative of such Shareholder if such Shareholder or relative becomes mentally incompetent; or

                                    (F)      any person by will or by the laws
                  of descent;

                           (ii)     to any transfer by a Shareholder to an
         Affiliate;

                           (iii) to any transfer by a GEI Investor made in accordance with the applicable provisions of Section 4;

                           (iv) to any transfer by a GEI Investor to its partners or equity participants in accordance with the terms of its applicable limited partnership agreement, limited liability company agreement or other governing agreement or instrument;

                           (v) to any transfer by a Class D Shareholder made in accordance with the applicable provisions of Section 5 of this Agreement and Section 3 of the Amended Charter;

                           (vi) to any transfer by a Tag-Along Shareholder (as hereinafter defined) pursuant to the Tag-Along Right (as hereinafter defined);

                           (vii) to any transfer by a Drag-Along Shareholder (as hereinafter defined) pursuant to the Drag-Along Right (as hereinafter defined); and

                           (viii) to any transfer by a Designated Shareholder of Common Shares in accordance with the applicable provisions of Sections 4 and 5 of the Amended Charter.

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Transfers made pursuant to this Section 3(b) are referred to herein as
"Permitted Transfers" and transferees taking under a Permitted Transfer are referred to herein as "Permitted Transferees." Permitted Transferees taking under a Permitted Transfer described in Sections 3(b)(i) and (ii) are referred to herein as "Related Transferees."

                  (c) Registration of Transfer by the Company. No transfer of any equity security of the Company by any Shareholder shall be effective (and the Company shall not transfer on its books any such shares) unless (i) the certificates representing such equity securities of the Company issued to the Permitted Transferee shall bear any legends required by Section 9 and (ii) the Permitted Transferee (if not already a party hereto) shall have executed and delivered to the Company, as a condition precedent to such transfer, an instrument or instruments in form and substance reasonably satisfactory to the Company confirming that the Permitted Transferee agrees to be bound by the terms of this Agreement to the same extent as its transferor. In addition, no transfer of equity securities of the Company shall be made by any Shareholder unless such transfer is exempt from registration under the Securities Act.

                  (d) Legend. In the event that any equity securities of the Company become free of the rights and restrictions imposed by this Agreement the Shareholders holding such securities shall be entitled to receive, promptly upon presentment to the Company of the certificate or certificates evidencing the same, a new certificate or certificates not bearing the restrictive legend provided for in the second paragraph of Section 9. In the event that any equity securities of the Company bearing a legend are transferred pursuant to an exemption from registration under the Securities Act and the Company has received a written legal opinion (which may be rendered by in-house legal counsel of any Shareholder that is not an individual) satisfactory to its counsel (i) as to the availability of and the compliance with such exemption and
(ii) that such shares need not bear the restrictive legend set forth in the first paragraph of Section 9 hereof, the Company shall issue a new certificate or certificates representing such securities not bearing such legend.

         4.       Right of First Offer.

                  (a) First Offer Notice. If any GEI Investor or any Permitted Transferee of a GEI Investor (the "Selling Shareholder") desires to transfer any Covered Shares other than (i) to a Related Transferee or (ii) as a Tag-Along Shareholder (as hereinafter defined), such Selling Shareholder shall, prior to soliciting a bona fide written offer from an independent third-party (the "Third-Party Offer"), deliver to each Class D Shareholder and the Company a written notice (the "First Offer Notice") offering to sell the Covered Shares proposed to be sold (the "Offered Shares") to the Investcorp Investors, and, under the circumstances set forth herein, to the Company. The First Offer Notice shall state (i) that the Selling Shareholder desires to sell the Offered Shares,
(ii) the purchase price per share and (iii) the material terms and conditions subject to which the Offered Shares are offered.

                  (b)      Exercise of Right of First Offer.

                           (i)      Upon receipt of the First Offer Notice, each
Class D Shareholder shall have the option (the "Class D Right of First Offer"), which shall be exercisable by written notice (the "Notice of Election") delivered to the Selling Shareholder within five (5) business

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days after the date of the First Offer Notice (the "Shareholders' First Offer
Option Period"), to purchase from the Selling Shareholder, at the price and upon the terms specified in the First Offer Notice, a number of Offered Shares up to the number of Offered Shares multiplied by a fraction, the numerator of which is the number of Common Shares owned by such Class D Shareholder, and the denominator of which is the number of Common Shares held by all Class D Shareholders.

                           (ii)     Each Class D Shareholder who desires to
exercise its option to purchase Offered Shares shall state in its Notice of Election the number of Offered Shares that such Class D Shareholder proposes to purchase, determined in accordance with Section 4(b)(i), plus an amount of additional Offered Shares calculated on a pro rata basis in accordance with
Section 4(b)(i), if any, that such Class D Shareholder would be willing to purchase from the Selling Shareholder in the event that one or more Class D Shareholders elect not to exercise their Class D Right of First Offer, in whole or in part. If any Class D Shareholder shall fail to deliver the Notice of Election within the Shareholders' First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Shares subject to the Class D Right of First Offer and such Class D Right of First Offer shall thereupon expire with respect to the Offered Shares only.

                           (iii)    If the number of Offered Shares with respect
to which the Class D Right of First Offer has been exercised is less than the total number of Offered Shares, the Company shall have the option (the "Company's Right of First Offer"), which shall be exercisable by written notice delivered to the Selling Shareholder within two (2) business days after the expiration of the Shareholders' First Offer Option Period (the "Company's First Offer Option Period"), to purchase any or all of the Offered Shares not purchased by the Class D Shareholders at the price and upon the terms specified in the First Offer Notice. If the Company shall fail to deliver a notice (the "Company Notice") of its election to exercise the Company's Right of First Offer within the Company First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Shares subject to the Company's Right of First Offer and the Company's Right of First Offer shall thereupon expire with respect to the Offered Shares only.

                           (iv)     The Class D Right of First Offer and the
Company's Right of First Offer shall be exercisable only if the Class D Shareholders and/or the Company, in the aggregate, elect to purchase all, and not less than all, of the Offered Shares. Each Notice of Election and Company Notice shall recite that such Notice of Election or Company Notice, as the case may be, constitutes a binding obligation of the Class D Shareholder or the Company, as the case may be, committing the same to purchase, upon the same terms and subject to the same conditions as the contemplated Third-Party Offer, up to the number of shares set forth in the Notice of Election or the Company Notice, as the case may be.

                           (v)      The closing of the purchase of the Offered
Shares subscribed to by the Class D Shareholders and the Company pursuant to this Section 4 shall be held at the principal office of the Company at 10:00 a.m., local time not later than the tenth (10th) business day after the later to expire of the Shareholders' First Offer Option Period or the Company's First Offer Option Period.

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                  (c)      Sale to Third-Party Purchaser.

                           (i)      If the First Offer Notice shall have been
duly delivered, and the Class D Shareholders and the Company together shall not have exercised the Class D Right of First Offer and the Company's Right of First Offer to purchase all of the Offered Shares, the Selling Shareholder may solicit Third-Party Offers to purchase all (but not less than all) of the Offered Shares and, so long as any sale of the Offered Shares made pursuant to a Third-Party Offer is (A) upon such terms, including price, and subject to such conditions, as are not materially less favorable to the Selling Shareholder, taken as a whole, than those set forth in the First Offer Notice, (B) consummated within one hundred eighty (180) days from the expiration date of the Company First Offer Option Period, (C) subject to any Tag-Along Right, if applicable, and (D) in accordance with clause (ii) below, such transfer may be consummated without further restriction under this Section 4 and shall be a Permitted Transfer under this Agreement.

                           (ii)     All Offered Shares transferred by the
Selling Shareholder in accordance with clause (i) above shall remain, and the third-party purchaser shall agree to take and hold such Offered Shares, subject to all of the obligations and restrictions imposed upon the Selling Shareholder by this Agreement. No transfer of Offered Shares to which the preceding sentence applies shall be effective unless and until the third-party purchaser shall have executed and delivered to the Company an appropriate instrument to the foregoing effect.

         5.       Tag-Along Rights.

                  (a) The Right. If one or more Shareholders (the "Majority Shareholders") holding, in the aggregate, a majority of the issued and outstanding Common Shares and Common Shares issuable upon conversion of the Preferred Shares ("Common Stock Equivalents") propose to sell 20% or more of the aggregate number of issued and outstanding Common Shares and Common Stock Equivalents, in one transaction or a series of related transactions, to any person (a "Prospective Purchaser") other than a Permitted Transfer (a "Tag-Along Sale"), then each of the remaining Shareholders who are GEI Investors or Investcorp Investors shall have the right to participate in any such sale or transfer of Common Shares by such Majority Shareholders in accordance with the procedures set forth below and on the same terms and subject to the same conditions as those on which such Majority Shareholders propose to transfer their shares; provided that such right may not be exercised with respect to any Common Stock Equivalents unless and until such securities have been converted into Common Shares. Prior to any proposed Tag-Along Sale, the Majority Shareholders shall deliver to each Shareholder that is not a Majority Shareholder, a written notice (the "Tag-Along Notice") stating the number of shares that the Majority Shareholders desire to sell and the material terms and conditions to which such sale is subject.

                  (b) Election to Participate. Shareholders shall have the right (the "Tag-Along Right") for thirty (30) days from receipt of the Tag-Along Notice described in Section 4(a) (the "Tag-Along Option Period") to elect to participate in the Tag-Along Sale. Any Shareholder electing to participate in the Tag-Along Sale (a "Tag-Along Shareholder") shall give all other Shareholders and the Company written notice thereof (the "Election Notice") within the Tag-Along Option Period. The Election Notice shall specify the number of Common Shares that such Tag-Along Shareholder desires to sell to the Prospective Purchaser, which amount shall be equal to or less than the total number of Common Shares and Common Stock Equivalents held by such Shareholder multiplied by a fraction, the numerator of which is the total number of Common Shares proposed to be sold by the Majority Shareholder and the denominator of which is the total number of Common Shares and Common Stock Equivalents then owned by such Majority Shareholders. The failure of any remaining Shareholder to submit an Election Notice within the Tag-Along Option Period shall constitute an election by such remaining Shareholder not to participate in such Tag-Along Sale, provided such Tag-Along Sale is consummated within forty-five (45) days of the expiration of the Tag-Along Option Period. By delivering an Election Notice to such Majority Shareholders within the Tag-Along Option Period, a Tag-Along Shareholder shall have the right to sell to the Prospective Purchaser that number of Common Shares specified in the Election Notice; provided, however, that, to the extent the Prospective Purchaser is unwilling or unable to purchase all of the shares proposed to be sold by such Majority Shareholders and the Tag-Along Shareholders, the number of shares to be sold by each of the Majority Shareholders and each of the Tag-Along Shareholders shall be ratably reduced so that the number of shares to be sold by such Majority Shareholders and each of the Tag-Along Shareholders equals the number of shares that the Prospective Purchaser is willing or able to purchase.

         6.       Drag-Along Rights.

                  (a) The Right. If the Class D Shareholders propose to sell 80% of the issued and outstanding shares of Class D common stock to a Prospective Purchaser (a "Class D Drag-Along Sale") then the Class D Shareholders shall have the right (the "Drag-Along Right") to compel the GEI Investors and any Permitted Transferees of the GEI Investors (the "Drag-Along Shareholders") to sell (1) the number of Common Shares owned by such Drag-Along Shareholder multiplied by a fraction, the numerator of which is the total number of Common Shares proposed to be sold by the Class D Shareholders and the denominator of which is the total number of Common Shares then owned by such Class D Shareholders to the Prospective Purchaser for such consideration per share and on the same terms and subject to the same conditions as the Class D Shareholders are able to obtain and (2) all of the Preferred Shares owned by such Drag-Along Shareholder to the Prospective Purchaser for cash consideration per Preferred Share equal to the greater of only (A) the Offer Price (as defined in the Preferred Statement) that would be required to be paid to the holders of Preferred Shares on such date pursuant to a Put Offer (as defined in the Preferred Statement) conducted on the date of the sale to the Prospective Purchaser, as if such sale constituted a Change of Control (as defined in the Preferred Statement), together with accrued but unpaid dividends, if any, including any Participating Dividends (as defined in the Preferred Statement), or (B) the aggregate amount per Preferred Share which such holder would have been paid if such holder had held the maximum number of Conversion Shares (as defined in the Preferred Statement) acquirable upon the complete conversion of such holder's Preferred Shares pursuant to Section 6.1 of the Preferred Statement immediately before the sale to the Prospective Purchaser; provided, that the Class D Shareholders shall provide the Drag-Along Shareholders the right to convert their Preferred Shares prior to such sale to a Prospective Purchaser, in which case the sale will be subject to the provisions of clause
(1) of this Section 6(a). The Class D Shareholders shall exercise the Drag-Along Right by giving written notice (the "Drag-Along Notice") to the Company and the Drag-Along Shareholders stating (i) that they propose to effect such transaction, (ii) the name and address of the Prospective Purchaser, (iii) the proposed purchase price per share and other terms and conditions of the proposed sale, (iv) that all the Shareholders shall be obligated to sell their Common Shares upon the same terms and subject to the same conditions (subject to applicable law) and (v) that all of the Preferred Shares of any Drag-Along Shareholders will be purchased in accordance with this Section 6(a).

                  (b) Procedure. Not later than twenty (20) days following the date of receipt of the Drag-Along Notice, each of the other Shareholders shall deliver to the Class D Shareholders certificates representing all Common Shares or Preferred Shares held by a Drag-Along Shareholder, accompanied by duly executed stock powers. If any Drag-Along Shareholder fails to deliver such certificates to the Class D Shareholders, the Company shall cause the books and records of the Company to show that the shares represented by such certificates of such Drag-Along Shareholder are bound by the provisions of this Section 6 and are transferable only to the Prospective Purchaser or a Related Transferee of such Prospective Purchaser upon surrender for transfer by the holder thereof. Upon the consummation of the sale of the Common Stock of the Class D Shareholders and the Common Shares and Preferred Shares of the Drag-Along Shareholders pursuant to this Section 6, the Class D Shareholders shall give notice thereof to the Drag-Along Shareholders and shall remit to each of the Drag-Along Shareholders the total sales price received for the Common Shares or Preferred Shares of such Drag-Along Shareholder sold pursuant hereto.

         7. Preemptive Rights. In the event that the Company proposes to issue or sell any New Securities (as defined below), it shall, no later than fifteen (15) days prior to the consummation of such transaction, give notice in writing (the "New Securities Notice") to the GEI Investors, the Designated Shareholders and the Investcorp Investors (each a "Preemptive Rights Offeree") of such proposed issuance of New Securities. The New Securities Notice shall describe the proposed issuance of New Securities (including the amount and price of such New Securities), identify the proposed purchaser(s), and contain an offer (the "Preemptive Rights Offer") to sell to each Preemptive Rights Offeree, at the same price and for the same consideration to be paid by the proposed purchaser(s), all or part of such Preemptive Rights Offeree's pro rata portion of the New Securities. Following receipt of such notice, each Preemptive Rights Offeree shall have ten (10) business days during which either may elect to purchase a pro rata portion of the New Securities determined by dividing the number of shares of Common Stock or Common Stock Equivalents held by such Preemptive Rights Offeree, by the aggregate number of shares of equity securities of the Company outstanding immediately prior to the proposed issuance of New Securities, calculated on a fully diluted, as converted basis. If the Company does not effectuate such sale within sixty (60) days after the expiration of such ten (10) business day period, it shall be required to again comply with this Section 7 prior to effectuating any such sale. For purposes of this Section 7, "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, or securities of any type whatsoever that are, or may become, convertible into capital stock; provided that New Securities shall not include shares of capital stock: (i) issued upon the exercise of any convertible securities; (ii) issued in connection with payment-in-kind interest ; (iii) issued in connection with dividends payable in kind, if and when declared; (iv) issued in connection with a stock split or recapitalization; (v) granted or issued pursuant to the exercise of options or other stock-based incentive awards granted to consultants, advisors, employees, officers or directors pursuant to plans approved by the Board; (vi) issued pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination not resulting in the holders of voting capital stock of the Company immediately prior to such transaction owning less than fifty percent of the voting securities of the entity resulting from such transaction; (vii) issued pursuant to a registration statement filed under the Securities Act of 1933, as amended; or (viii) equity securities issued in connection with borrowing or the issuance of debt securities.

         8. Certain Closing Conditions. At the closing of any transfer or disposition of any Covered Shares pursuant to this Agreement, in addition to any other conditions specifically set out herein concerning such transfer or disposition, the transferor shall (a) deliver the certificates representing the Covered Shares that are the subject of the transfer, duly endorsed for transfer and bearing any necessary tax stamps; (b) by delivering such certificates, be deemed to have represented and warranted that the transferor has valid and marketable title to the Covered Shares represented by such certificates free of all encumbrances and (c) deliver such certificates of authority, tax releases, consents to transfer and evidences of title as may reasonably be required by the transferee. The transferor shall be responsible for the payment of all transfer taxes unless otherwise specified.

         9. Legends. Each stock certificate representing Covered Shares now held or hereafter acquired by any Shareholder shall bear the following legend:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF JUNE 11, 2003 (THE "AGREEMENT"), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES, (II) CERTAIN RIGHTS OF FIRST OFFER AND CO-SALE RIGHTS APPLICABLE TO THIS SECURITY AND (III) CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE AGREEMENT IS NULL AND VOID."

         10.      Retention Condition; Termination.

                  (a) Retention Condition. (i) The rights granted to the GEI Investors pursuant to Section 2 and Section 7 shall terminate automatically and permanently at such time as the GEI Investors cease to own in the aggregate at least 50% of the Preferred Shares and any Common Shares issuable upon conversion of the Preferred Shares, (ii) the rights granted to the Investcorp Investors pursuant to Section 2(a), Section 2(b) and Section 7 shall terminate automatically and permanently at such time as the Investcorp Investors cease to own at least 50% of the aggregate equity position owned by the Investcorp Investors as of immediately after the closing of the Recapitalization and (iii) the rights granted to the Designated Shareholders pursuant to Section 2(a) shall terminate automatically and permanently at such time as the Designated Shareholders cease to own at least 50% of the aggregate equity position that they owned as of immediately after the closing of the Recapitalization.

                  (b) Termination as to Shareholder. This Agreement shall terminate with respect to a Shareholder at such time as the Shareholder ceases to hold any equity securities of the Company; provided, however, that the provisions of this Agreement shall continue in effect for the purpose of enforcing against such Shareholder all obligations and undertakings that shall have theretofore become operative; provided, further, however, that the provisions of this Agreement shall be binding upon any transferee of any Shareholder, whether such transfer was pursuant to a Permitted Transfer or otherwise. Notwithstanding the foregoing, the benefits of this Agreement shall inure only to a Permitted Transferee of a Shareholder and only in accordance with Section 11(d).

                  (c) Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the Agreement having been terminated as to all Shareholders and all transferees of all Shareholders pursuant to paragraph (b) hereof and (ii) a Qualified IPO.

         11.      Miscellaneous Provisions.

                  (a) 1997 Agreement. The 1997 Agreement is hereby amended and restated in its entirety and shall no longer be of any force or effect. This Agreement supersedes and replaces the 1997 Agreement in all respects.

                  (b) Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

                  (c) Incorporation of Schedules. The schedules attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its schedules and exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any such schedule or exhibit, the provisions of this Agreement shall control.

                  (d) Assignment. No right under this Agreement shall be assignable, except as expressly provided in this Section 11(d) or in Sections 3, 4, 5 and 6 hereof, and any attempted assignment in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity (including any entity acquiring substantially all of the assets of the Company), whereupon references herein to the Company shall be deemed to be to such successor. To the extent assignable in accordance with this Section 11(d), this Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of the Covered Shares subject hereto, in each case with the same force and effect as if such transferees were named herein as parties hereto, provided, however, that (i) the rights set forth in
(A) Section 2(a) are personal to the Designated Shareholders and (B) Section 2 are personal to the GEI Investors and the Investcorp Investors and (ii) such rights may not be assigned or transferred to any party and any attempted assignment or transfer thereof shall be void. Notwithstanding the foregoing any GEI Investor can assign any of its rights under this Agreement to any other GEI Investor and any Investcorp Investor can assign any of its rights under this Agreement to any other Investcorp Investor.

                  (e) Enforcement. The parties recognize that irreparable damage will result in the event that this Agreement shall not be specifically performed. Should any dispute arise concerning the disposition of any Common Shares hereunder, the parties hereto agree that an injunction may be issued restraining such disposition pending determination of such controversy and that no bond or other security may be required in connection therewith. Should any dispute arise concerning the right or obligation of the Shareholders or the Company to purchase or sell any of the Common Shares subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

                  (f) Notices. Any notice or other communication required or which may be given hereunder shall be in writing by hand delivery, registered or certified first class mail, telecopier or air courier guaranteeing overnight delivery:

                           (i)      if to the Company, to:

                                        Werner Holding (PA), Inc.
                                        93 Werner Road
                                        Greenville, PA 16125
                                        Attention: Eric J. Werner, Esq.
                                        Phone: (724) 588-2000
                                        Fax: (724) 589-5898

                                    with a copy (which shall not constitute
                                    notice) to:

                                        Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, NY 10166
                                        Attention: E. Michael Greaney, Esq.
                                        Phone: (212) 351-4000
                                        Fax: (212) 351-4035

                           (ii)     if to the Investcorp Investors, to:

                                        Investcorp Management Service Limited
                                        c/o Investcorp Bank B.S.C.
                                        P.O. Box 5340,
                                        Investcorp House,
                                        Manama, Bahrain,
                                        Attn: Gary S. Long
                                        Phone 011-973-532-000
                                        Fax: 011-973-536-541

                                    with a copy (which shall not constitute
                                    notice) to:

                                        Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, NY 10166
                                        Attention: E. Michael Greaney, Esq.
                                        Phone: (212) 351-4000
                                        Fax: (212) 351-4035

                           (iii)    if to the GEI Investors, to:

                                        Green Equity Investors III, L.P.
                                        11111 Santa Monica Blvd., Suite 2000
                                        Los Angeles, CA 90025
                                        Attention: Michael S. Wong
                                        Phone: (310) 954-0415
                                        Fax: (310) 954-0404

                                    with a copy (which shall not constitute
                                    notice) to:

                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        300 South Grand Avenue, 34th Floor
                                        Los Angeles, CA 90071
                                        Attention: Nick Saggese
                                        Phone: (213) 687-5000
                                        Fax: (213) 687-5600

                          (iv)      if to any other Shareholder, to his or its
address set forth on Schedule A attached hereto,

                                    with a copy (which shall not constitute
                                    notice) to:

                                        Werner Holding (PA), Inc.
                                        93 Werner Road
                                        Greenville, PA 16125
                                        Attention: Eric J. Werner, Esq.

                                        and

                                        Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, NY 10166
                                        Attention: E. Michael Greaney, Esq.

or at such other address, notice of which is given in accordance with the provisions of this Section 11(f). All such notices shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (g) Applicable Law. This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

                  (h) Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and supersedes all prior agreements, arrangements, communications and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the prior written consent or written waiver of the Company, the Investcorp Investors, the GEI Investors and at least a majority in interests of the Designated Shareholders.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Shareholders Agreement as of the date first set forth above.

                                  WERNER HOLDING CO. (PA), INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  GREEN EQUITY INVESTORS III, L.P.

                                  By: GEI Capital III, LLC, its General Partner

                                      By: ___________________________________
                                          Name:
                                          Title:

                                  WERNER CO-INVESTMENT LLC

                                  By: Leonard Green & Partners, L.P.

                                      By: LGP Management, Inc., its General
                                      Partner

                                            By: _____________________________
                                                Name:
                                                Title:

                                  INVESTCORP INVESTMENT EQUITY
                                  LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  Other Class D Shareholders

                                  BALLET LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  DENARY LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  GLEAM LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  HIGHLANDS LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  NOBLE LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  OUTRIGGER LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  QUILL LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  RADIAL LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  SHORELINE LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ZINNIA LIMITED

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  DESIGNATED SHAREHOLDERS

                                  ______________________________________________
                                  Donald M. Werner

                                  ______________________________________________
                                  Howard L. Solot

                                  ______________________________________________
                                  Bruce D. Werner

                                  ______________________________________________
                                  Michael E. Werner

                                  ______________________________________________
                                  Craig R. Werner

                                  ______________________________________________
                                  Eric J. Werner

                                  ______________________________________________
                                  Michael J. Solot

                                   SCHEDULE A

--------------------------------------------------------------------------------
                             DESIGNATED SHAREHOLDERS

--------------------------------------------------------------------------------

Donald M. Werner

--------------------------------------------------------------------------------

Howard L. Solot

--------------------------------------------------------------------------------

Bruce D. Werner

--------------------------------------------------------------------------------

Michael E. Werner

--------------------------------------------------------------------------------

Craig R. Werner

--------------------------------------------------------------------------------

Eric J. Werner

--------------------------------------------------------------------------------

Michael J. Solot

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Donald M. Werner

--------------------------------------------------------------------------------

                                   SCHEDULE B

                          Initial Designated Directors

Investcorp Investors' Designees:

1.       James F. Hardymon

2.       Dana R. Snyder

3.       Christopher J. Stadler

4.       Thomas J. Sullivan

GEI Investors' Designees

1.       Peter J. Nolan

2.       Michael S. Wong

Designated Shareholders' Designees

1.       Donald M. Werner

2.       Howard L. Solot

                                       3